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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 18, 1996.

                         FIRST COMMERCIAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                  0-9477                 94-2683725
(State or other jurisdiction            (Commission           (IRS Employer
of incorporation)                      File Number)     Identification No.)

865 Howe Avenue, Suite 310, Sacramento, California                 95825
     (Address of principal executive offices)                   (Zip Code)

      Registrant's telephone number, including area code:  (916) 641-3288

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)






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Item 5.  Other Events

         Effective March 18, 1996, Manuel Perry, Jr. resigned as a director and as the Chairman of the Board of Directors of the Company. To the best of the Board's knowledge, Mr. Perry's resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

         The Board of Directors has elected Fred L. Harris, a director of First Commercial Bank who is otherwise unaffiliated with First Banks, Inc., to serve as a director of the Company, subject to receipt of regulatory approval. Mr. Harris is an attorney and has been practicing law since 1977. Mr. Harris is President of Fred L. Harris, a Professional Law Corporation. Mr. Harris was a director and secretary of Southwest Food Products until May 1990. On August 23, 1991, Southwest Food Products, Inc. filed a Chapter XI bankruptcy petition. Mr. Harris was a director of El Pollo Asada, Inc. from September 1989 to May 1990. Mr. Harris previously served as a director of the Company from 1984 until December 27, 1995.

         Pursuant to the terms of the Company's Prospectus dated February 16, 1996, the Board of Directors of the Company has extended the expiration dates for its Stockholder Rights Offering, Dividend Exchange Offering and any Public Offering (as such terms are defined in the Prospectus) to May 10, 1996. Unless further extended by the Board of Directors of the Company, after May 10, 1996, unexercised Stockholder Rights and unexercised Dividend Rights (as defined in the Prospectus) will be null and void. The Board of Directors retains discretion pursuant to the Prospectus to further extend any of the Offering Expiration Dates to no later than June 11, 1996 without further notice.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 1996                       FIRST COMMERCIAL BANCORP, INC.



                                           /s/ Donald W. Williams
                                           -------------------------------------
                                           Donald W. Williams
                                           President and Chief Executive Officer



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